Exhibit 99.1

5655 Riggins Court, Suite 15
Reno, NV 89502
Tel : 888-909-5548
Fax : 888-909-1033

Trading Symbol OTCMKTS: NGLD

NEWS RELEASE

NEVADA CANYON EXERCISES AN AMENDED OLINGHOUSE ROYALTY OPTION TO PURCHASE AGREEMENT

Reno, Nevada. August 15, 2024, Nevada Canyon Gold Corp. (OTC Markets: NGLD) (The “Company” or “Nevada Canyon”) is pleased to announce through its wholly-owned subsidiary, Nevada Canyon, LLC, that it has amended and exercised its Option to Purchase Agreement (the “Agreement”) with Target Minerals, Inc (“Target”), a private Nevada company, and acquired one-hundred percent (100%) interest of Target’s one percent (1%) production royalty on the Olinghouse Project, located in the Olinghouse Mining District, Washoe County, Nevada.

The Olinghouse Project is located approximately 30 miles east of Reno, Nevada. The property was operated by Alta Gold in the late 1990’s and Alta completed a feasibility study in 1997. The Olinghouse Project hosts an historic geologic resource (Alta Gold Feasibility Study 1997) based on over 600 drill holes collared at 100 ft. centers. Nevada Canyon considers this historical estimate to be relevant, however a qualified person has not done sufficient work to classify the estimate as a current estimate of mineral resources, and therefore it is not treating this historic estimate as current compliant mineral resources. A large portion of the Olinghouse Property remains relatively unexplored. The historical mineralized resource is open at depth and along strike. The Olinghouse Project has excellent potential to increase the current gold resources.

The Olinghouse Project’s current owner is Lake Mountain Mining LLC, (“LMM”), a private Nevada company. LMM is currently reviewing its financing plans for additional exploration, required permitting, economic studies and various capital expenditures towards a production restart decision in the near future.

Nevada Canyon had the exclusive right and Purchase Option (see its news release issued on 12-21-2021), exercisable at any time during the Option Period at its sole discretion, to acquire one-hundred percent (100%) of a production royalty in the amount of one percent (1%) of the net smelter returns on all minerals and products produced from certain properties comprising the Olinghouse Project from Target.

The Purchase Option Agreement was amended to a one-time cash payment of $1,500,000, including previous cash payments of $240,000, for full consideration of $1,740,000 in cash. The original terms of the Agreement consisted of the following: (i) cash option payments of $240,000 (ii) $2,000,000 which shall be paid by Purchaser to Vendor in either cash, or (iii) 2,000,000 common shares of Nevada Canyon, subject to certain terms and conditions.

“This continues our Nevada-based royalty acquisition roll up,” said Nevada Canyon President and CEO, Alan Day, “The amendment and subsequent exercise of the Olinghouse Royalty Purchase Agreement strengthens our royalty portfolio and adds another royalty with significant upside, now at a much lower cost basis. Also, as with all Nevada Canyon royalty purchases, it offers excellent leverage to gold prices.

About Nevada Canyon Gold Corp.

Nevada Canyon Gold Corp. is a US-based natural resource company headquartered in Reno, Nevada. The Company has a large, strategic land position and royalties in multiple projects, within some of Nevada’s highest-grade historical mining districts, offering year-round access and good infrastructure in proven and active mining districts. The Company has a three-fold business model; i) mineral royalty creation and acquisition; ii) precious-metals and exploration streaming; and iii) exploration project accelerator.

For further information please contact:

Corporate Communications

Larry Heuchert

Tel: 1-888-909-5548 Ext. 2

Email: ir@nevadacanyongold.com

Web: www.nevadacanyongold.com

Forward-Looking Statements

The information posted in this release may contain forward-looking statements. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of exploration, delays in completing various engineering and exploration programs, and any potential results from such programs. Specifically, forward-looking statements in this news release include statements with respect to the potential mineralization and geological merits of the Company properties and various other factors beyond the Nevada Canyon Gold Corp.’s control. The Company’s actual results could differ materially from those discussed in this press release. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events except as required by applicable securities legislation. Investors are advised to carefully review the reports and documents that Nevada Canyon Gold Corp. files from time to time with the SEC, including its Annual Form 10K for the fiscal year ended December 31, 2023, Quarterly Reports and Current Reports.